SCHEDULE 14A INFORMATION

Proxy Statement Pursant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Tri-Continental Corporation
                (Name of Registrant as Specified In Its Charter)

 .............................................................................
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
       ..............................................................
    2) Aggregate number of securities to which transaction applies:
       ..............................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    4) Proposed maximum aggregate value of transaction:
       ..............................................................
    5)  Total Fee Paid:
       ..............................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         ..............................................................
     (2) Form, Schedule or Registration Statement No.:
         ..............................................................
     (3) Filing Party:
         ..............................................................
     (4) Date Filed:
         ..............................................................

                          TRI-CONTINENTAL CORPORATION

                    100 Park Avenue, New York, New York 10017

                     New York City Telephone (212) 850-1864

         Toll-Free Telephone (800) 221-2450--continental United States, including New York State

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 1996

To the Stockholders:

     The 66th Annual Meeting of Stockholders (the "Meeting") of Tri-Continental Corporation, a Maryland corporation (the "Corporation"), will be held at the Sheraton Palace Hotel, 2 New Montgomery Street, San Francisco, California 94105 on May 16, 1996 at 10:00 A.M., for the following purposes:

     (1)  To elect five Directors;

     (2) To act on a proposal to ratify the selection of Deloitte & Touche LLP as auditors of the Corporation for 1996; and

     (3) To transact such other business as may properly come before the Meeting or any adjournment thereof, including acting upon the three stockholder proposals presented under the heading "Other Matters" in the Proxy Statement accompanying this Notice, if those proposals are brought before the Meeting;

all as set forth in the Proxy Statement accompanying this Notice.

     The minute book of the Corporation will be available at the Meeting for inspection by Stockholders.

     The close of business on March 21, 1996 has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

                                             By order of the Board of Directors,
                                                               /s/Frank J. Nasta
                                                                       Secretary

Dated:  New York, New York, April 11, 1996
                                   ---------
                             YOUR VOTE IS IMPORTANT
                        NO MATTER HOW MANY SHARES YOU OWN

 PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND
  SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO
AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION
 IN MAILING YOUR PROXY PROMPTLY. A PROXY WILL NOT BE REQUIRED FOR ADMISSION
                                TO THE MEETING.

                                                                  April 11, 1996

                           TRI-CONTINENTAL CORPORATION

                    100 PARK AVENUE, NEW YORK, NEW YORK 10017

                                 PROXY STATEMENT

                                     FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 1996

     This Proxy Statement is furnished to you in connection with the solicitation of Proxies by the Board of Directors of Tri-Continental Corporation (the "Corporation") to be used at the 66th Annual Meeting of Stockholders (the "Meeting") to be held in San Francisco, California on May 16, 1996.

     If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting. If you give instructions, your shares will be voted in accordance with your instructions. If you give no instructions and return your signed Proxy, your shares will be voted for the election of five Directors, in accordance with the recommendation of your Board of Directors as to all other proposals, and, at the discretion of the Proxy holders, on any other matter that may properly have come before the Meeting or any adjournment. You may revoke your Proxy or change it by written notice to the Corporation (Attention: the Secretary) or by notice at the Meeting at any time prior to the time it is voted.

     The close of business on March 21, 1996 has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof. On that date, the Corporation had outstanding 752,740 shares of $2.50 cumulative preferred stock (the "Preferred Stock"), each share being entitled to two votes, and 89,196,537 shares of common stock, par value $0.50 (the "Common Stock"), each share being entitled to one vote. For all matters to be voted upon, an abstention or broker non-vote will not be considered a vote cast.

     The Corporation's investment advisor is J. & W. Seligman & Co. Incorporated (the "Manager"). Subadvisory services are provided by Seligman Henderson Co. and the Corporation's shareholder service agent is Seligman Data Corp. The address of each of these entities is 100 Park Avenue, New York, NY 10017. The
Corporation will furnish, without charge, a copy of its most recent annual report to any shareholder upon request to Seligman Data Corp. at 1-800-221-2450.

     It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to Stockholders on or about April 11, 1996.

                            A. ELECTION OF DIRECTORS
                            ------------------------
                                  (Proposal 1)

     There are thirteen Directors presently in office. The Board is currently divided into three classes, and the members of each class hold office for a term of three years unless elected in the interim. The term of one class expires in each year.

     At the Meeting this year, five Directors are to be elected. Messrs. John E. Merow, James C. Pitney, James N. Whitson, Brian T. Zino and Ms. Betsy S. Michel, each of whose term will expire at the 1996 Annual Meeting, have each been recommended by the Director Nominating Committee of the Board of Directors of the Corporation for election in the class whose term will expire in 1999. Mr. Merow has been a Director since he was elected by Stockholders at the 1991 Annual Meeting. Mr. Pitney has been a Director since 1981 and was last elected by Stockholders at the 1991 Annual Meeting. Messrs. Whitson and Zino have been Directors since 1993 and were last elected by Stockholders at the 1993 Annual Meeting. Ms. Michel has been a Director since 1985 and was last elected by stockholders at the 1991 Annual Meeting.

     Each nominee has agreed to serve if elected. There is no reason to believe that any of the nominees will become unavailable for election as a Director of the Corporation, but if that should occur before the Meeting, Proxies will be voted for the persons the Board of Directors recommends.

     The background of Messrs. Merow, Pitney, Whitson, Zino and Ms. Michel and information regarding the other Directors of the Corporation appears below.


                                         PRINCIPAL OCCUPATION AND OTHER INFORMATION

                                             THE NOMINEES  DESIGNATED BY ASTERISK
                                             (*)  ARE "INTERESTED PERSONS" OF THE              SECURITIES
                            EXPIRATION         CORPORATION (AS THAT TERM IS DEFINED           BENEFICIALLY
                             OF TERM         IN THE  INVESTMENT COMPANY ACT  OF 1940,     OWNED, DIRECTLY OR
NAME, PERIOD(S) SERVED     IF ELECTED              AS AMENDED) BECAUSE OF THEIR           INDIRECTLY, AS OF
AS DIRECTOR  AND (AGE)    AS A DIRECTOR                STATED ASSOCIATIONS.                  MARCH 8, 1996
- -----------------------  ---------------  ---------------------------------------------- ---------------------


    John E. Merow*             1999         PARTNER,  SULLIVAN  &  CROMWELL, LAW          11,444 Common Shares
     1991 to Date                           FIRM,  NEW YORK, NY.  Mr. Merow is a
         (66)                               Director or  Trustee of  each of the
                                            Seligman      Group       investment
                                            companies,+ Municipal Art Society of
                                            New  York,   Commonwealth   Aluminum
       [photo]                              Corporation,    U.S.   Council   for
                                            International  Business and U.S.-New
                                            Zealand   Council;   Member  of  the
                                            American  Law   Institute   and  the
                                            Council   on   Foreign    Relations;
                                            Chairman of the American  Australian
                                            Association; and Member of the Board
                                            of  Governors   of  Foreign   Policy
                                            Association and New York Hospital.



    Betsy S. Michel            1999         ATTORNEY, GLADSTONE, NJ.  Ms. Michel          32,987 Common Shares
     1985 to Date                           is a  Director or Trustee of each of
         (53)                               the Seligman Group investment compan-
                                            ies+ and  Chairman  of the  Board of
                                            Trustees  of  St.   George's  School
       [photo]                              (Newport, RI); formerly, Director of
                                            The    National    Association    of
                                            Independent   Schools   (Washington,
                                            D.C.).



                                       4



                                          PRINCIPAL OCCUPATION AND OTHER INFORMATION

                                             THE NOMINEES  DESIGNATED BY ASTERISK
                                             (*)  ARE "INTERESTED PERSONS" OF THE              SECURITIES
                            EXPIRATION         CORPORATION (AS THAT TERM IS DEFINED           BENEFICIALLY
                             OF TERM         IN THE  INVESTMENT COMPANY ACT  OF 1940,      OWNED, DIRECTLY OR
NAME, PERIOD(S) SERVED     IF ELECTED             AS AMENDED) BECAUSE OF THEIR             INDIRECTLY, AS OF
AS DIRECTOR  AND (AGE)    AS A DIRECTOR                STATED ASSOCIATIONS.                   MARCH 8, 1996
 ----------------------  ---------------  ---------------------------------------------- ---------------------

    James C. Pitney            1999         PARTNER,   PITNEY,  HARDIN,  KIPP  &          18,846 Common Shares
     1981 to Date                           SZUCH, LAW FIRM, MORRISTOWN, NJ. Mr.
         (69)                               Pitney is a  Director or Trustee  of
                                            each   of   the    Seligman    Group
     [photo]                                investment   companies+  and  Public
                                            Service Enterprise Group.


   James N. Whitson            1999         EXECUTIVE  VICE  PRESIDENT AND CHIEF          3,349 Common Shares
     1993 to Date                           OPERATING   OFFICER   AND  DIRECTOR,
         (61)                               SAMMONS ENTERPRISES, INC., DALLAS, TX.
                                            Mr. Whitson is a Director or Trustee
     [photo]                                of  each  of  the   Seligman   Group
                                            investment companies+,  Red Man Pipe
                                            and Supply Company and C-SPAN.




                                       5



                                          PRINCIPAL OCCUPATION AND OTHER INFORMATION

                                             THE NOMINEES  DESIGNATED BY ASTERISK
                                             (*)  ARE "INTERESTED PERSONS" OF THE              SECURITIES
                            EXPIRATION       CORPORATION (AS THAT TERM IS DEFINED             BENEFICIALLY
                             OF TERM        IN THE  INVESTMENT COMPANY ACT  OF 1940,       OWNED, DIRECTLY OR
NAME, PERIOD(S) SERVED     IF ELECTED            AS AMENDED) BECAUSE OF THEIR               INDIRECTLY, AS OF
AS DIRECTOR  AND (AGE)    AS A DIRECTOR              STATED ASSOCIATIONS.                     MARCH 8, 1996
- -----------------------   --------------  ----------------------------------------------  --------------------
    Brian T. Zino*             1999         DIRECTOR AND MANAGING DIRECTOR, J.&W.         14,956 Common Shares
     1993 to Date                           SELIGMAN  &  CO.  INCORPORATED,  NEW
         (43)                               YORK, NY.  Mr. Zino is a Director or
                                            Trustee and President of each of the
                                            Seligman Group investment  companies
     [photo]                                with  the   exception   of  Seligman
                                            Quality  Municipal Fund and Seligman
                                            Select  Municipal  Fund for which he
                                            serves    solely    as    Director;+
                                            Chairman,   Seligman   Data   Corp.;
                                            Director   of   Seligman   Financial
                                            Services,    Inc.    and    Seligman
                                            Services,   Inc.;  and  Senior  Vice
                                            President of Seligman Henderson Co.;
                                            formerly,  Director and Secretary of
                                            Chuo Trust--JWS Advisors,  Inc.; and
                                            Director of J. & W.  Seligman  Trust
                                            Company  and  Seligman   Securities,
                                            Inc.



OTHER DIRECTORS

         The other Directors of the  Corporation  whose terms will not expire in
1996 are:
                                          PRINCIPAL OCCUPATION AND OTHER INFORMATION

                                             THE NOMINEES DESIGNATED BY ASTERISK
                                             (*) ARE "INTERESTED PERSONS" OF THE               SECURITIES
                                             CORPORATION (AS THAT TERM IS DEFINED             BENEFICIALLY
                          EXPIRATION OF     IN THE  INVESTMENT COMPANY ACT OF 1940,         OWNED, DIRECTLY OR
NAME, PERIOD(S) SERVED     PRESENT TERM         AS AMENDED) BECAUSE OF THEIR                INDIRECTLY, AS OF
AS DIRECTOR  AND (AGE)    AS A DIRECTOR             STATED ASSOCIATIONS.                     MARCH 8, 1996
- -----------------------   --------------  ----------------------------------------------    -----------------
    Fred E. Brown*             1997         DIRECTOR  OR TRUSTEE, VARIOUS ORGANI-         60,148 Common Shares
     1959 to Date                           ZATIONS, NEW YORK, NY. Mr. Brown is
         (82)                               a Director or Trustee of each of the
                                            Seligman      Group       investment
                                            companies;+    Director    of,   and
                                            Consultant  to, J. & W.  Seligman  &
      [photo]                               Co.   Incorporated;    Director   of
                                            Seligman  Financial  Services,  Inc.
                                            and Seligman Services, Inc.; Trustee
                                            of Lake Placid Education Foundation,
                                            Lake Placid  Center for the Arts and
                                            Trudeau Institute,  Inc.;  formerly,
                                            Director of J. & W.  Seligman  Trust
                                            Company and Seligman Securities, Inc.




                                       6





                                          PRINCIPAL OCCUPATION AND OTHER INFORMATION

                                             THE NOMINEES DESIGNATED BY ASTERISK
                                             (*) ARE "INTERESTED PERSONS" OF THE               SECURITIES
                                             CORPORATION (AS THAT TERM IS DEFINED             BENEFICIALLY
                          EXPIRATION OF     IN THE  INVESTMENT COMPANY ACT OF 1940,         OWNED, DIRECTLY OR
NAME, PERIOD(S) SERVED     PRESENT TERM         AS AMENDED) BECAUSE OF THEIR                INDIRECTLY, AS OF
AS DIRECTOR  AND (AGE)    AS A DIRECTOR             STATED ASSOCIATIONS.                     MARCH 8, 1996
- -----------------------   --------------  ----------------------------------------------    -----------------
    John R. Galvin             1997         DEAN OF  THE  FLETCHER SCHOOL OF LAW            492 Common Shares
     1995 to Date                           AND DIPLOMACY AT  TUFTS  UNIVERSITY,
         (66)                               MEDFORD, MA. General Galvin is Direc-
                                            tor  or   Trustee  of  each  of  the
                                            Seligman      Group       Investment
                                            Companies;+ Chairman of the American
       [photo]                              Council on  Germany;  a Governor  of
                                            the Center for Creative  Leadership;
                                            Director  of  USLIFE;  Committee  on
                                            U.S.-China    Relations,    National
                                            Defense University and the Institute
                                            for Defense  Analysis  and  Raytheon
                                            Co.     (electronics).     Formerly,
                                            Ambassador,  U.S. State  Department,
                                            Distinguished Policy Analyst at Ohio
                                            State     University     and    Olin
                                            Distinguished  Professor of National
                                            Security   Studies   at  the  United
                                            States Military Academy.  From June,
                                            1987 to June,  1992,  General Galvin
                                            was the  Supreme  Allied  Commander,
                                            Europe  and the  Commander-in-Chief,
                                            United States European Command.



   Alice S. Ilchman            1998         PRESIDENT,  SARAH LAWRENCE  COLLEGE,           3,805 Common Shares
     1990 to Date                           BRONXVILLE,  NY.  Dr. Ilchman  is  a
         (60)                               Director or  Trustee of each of  the
                                            Seligman      Group       investment
                                            companies,+    Chairman    of    The
                                            Rockefeller Foundation;  Director of
     [photo]                                NYNEX (formerly,  New York Telephone
                                            Company)  and  The   Committee   for
                                            Economic   Development;    formerly,
                                            Trustee of The Markle Foundation and
                                            Director of International Research &
                                            Exchange Board.



                                       7





                                        PRINCIPAL OCCUPATION AND OTHER INFORMATION

                                             THE NOMINEES DESIGNATED BY ASTERISK
                                             (*) ARE "INTERESTED PERSONS" OF THE               SECURITIES
                                             CORPORATION (AS THAT TERM IS DEFINED             BENEFICIALLY
                          EXPIRATION OF     IN THE  INVESTMENT COMPANY ACT OF 1940,         OWNED, DIRECTLY OR
NAME, PERIOD(S) SERVED     PRESENT TERM         AS AMENDED) BECAUSE OF THEIR                INDIRECTLY, AS OF
AS DIRECTOR  AND (AGE)    AS A DIRECTOR             STATED ASSOCIATIONS.                     MARCH 8, 1996
- -----------------------   -------------  ----------------------------------------------    -----------------
Fank A. McPherson             1998          CHAIRMAN  OF  THE  BOARD  AND  CHIEF           544 Common Shares
  1995 to Date                              EXECUTIVE     OFFICER,    KERR-MCGEE
     (62)                                   CORPORATION,   OKLAHOMA   CITY,   OK.
                                            Mr.   McPherson  is  a  Director  or
                                            Trustee  of  each  of  the  Seligman
                                            Group     investment     companies;+
   [photo]                                  Director      of      Kimberly-Clark
                                            Corporation,    Bank   of   Oklahoma
                                            Holding Company,  American Petroleum
                                            Institute,  Oklahoma City Chamber of
                                            Commerce,  Baptist  Medical  Center,
                                            Oklahoma   Chapter   of  the  Nature
                                            Conservancy,     Oklahoma    Medical
                                            Research  Foundation  and United Way
                                            Advisory Board; Chairman of Oklahoma
                                            City Public Schools Foundation;  and
                                            Member  of The  Business  Roundtable
                                            and National Petroleum Council.



William C. Morris*             1997         CHAIRMAN  AND  PRESIDENT OF  J. & W.          43,742 Common Shares
  1988 to Date                              SELIGMAN  &  CO.  INCORPORATED,  NEW
     (57)                                   YORK, NY. Mr. Morris is Chairman and
                                            Chief  Executive  Officer of each of
                                            the   Seligman   Group    investment
   [photo]                                  companies;+   Chairman  of  Seligman
                                            Financial  Services,  Inc., Seligman
                                            Services,  Inc.  and Carbo  Ceramics
                                            Inc.;   Member   of  the   Board  of
                                            Governors of the Investment  Company
                                            Institute;  Director  of  Kerr-McGee
                                            Corporation and Seligman Data Corp.;
                                            and  formerly,  Chairman of Seligman
                                            Securities,   Inc.   and   J.  &  W.
                                            Seligman Trust Company.




                                       8



                                        PRINCIPAL OCCUPATION AND OTHER INFORMATION

                                             THE NOMINEES DESIGNATED BY ASTERISK
                                             (*) ARE "INTERESTED PERSONS" OF THE               SECURITIES
                                             CORPORATION (AS THAT TERM IS DEFINED             BENEFICIALLY
                          EXPIRATION OF     IN THE  INVESTMENT COMPANY ACT OF 1940,         OWNED, DIRECTLY OR
NAME, PERIOD(S) SERVED     PRESENT TERM         AS AMENDED) BECAUSE OF THEIR                INDIRECTLY, AS OF
AS DIRECTOR  AND (AGE)    AS A DIRECTOR             STATED ASSOCIATIONS.                     MARCH 8, 1996
- -----------------------   -------------  ----------------------------------------------    -----------------
   James Q. Riordan            1997         DIRECTOR,    VARIOUS   CORPORATIONS,          114,649 Common Shares
     1989 to Date                           STUART,FL. Mr. Riordan is a Director
         (68)                               or  Trustee of each of  the Seligman
                                            Group  investment   companies,+  The
                                            Brooklyn    (photo)   Museum,    The
                                            Brooklyn  Union  Gas  Company,   The
      [photo]                               Committee for Economic  Development,
                                            Dow  Jones & Co.,  Inc.  and  Public
                                            Broadcasting   Service;    formerly,
                                            Co-Chairman of the Policy Council of
                                            The  Tax  Foundation;  Director  and
                                            President  of  Bekaert  Corporation;
                                            and  Director  of  Tesoro  Petroleum
                                            Companies, Inc.





 Ronald T. Schroeder*          1997         DIRECTOR, MANAGING DIRECTOR AND CHIEF         4,711 Common Shares
     1984 to 1988                           INVESTMENT OFFICER, INSTITUTIONAL OF
     1991 to Date                           J. & W. SELIGMAN & CO. INCORPORATED,
         (48)                               NEW  YORK,  NY.  Mr. Schroeder  is a
                                            Director  or  Trustee of each of the
                                            Seligman      Group       investment
                                            companies;+ and Director of Seligman
      [photo]                               Financial  Services,  Inc., Seligman
                                            Services,    Inc.    and    Seligman
                                            Henderson Co.;  formerly,  President
                                            of  each  of  the   Seligman   Group
                                            investment    Companies   with   the
                                            exception   of   Seligman    Quality
                                            Municipal  Fund,  Inc.  and Seligman
                                            Select  Municipal  Fund,  Inc.,  and
                                            Director of J. & W.  Seligman  Trust
                                            Company,  Seligman  Data  Corp.  and
                                            Seligman Securities, Inc.





                                       9




                                          PRINCIPAL OCCUPATION AND OTHER INFORMATION

                                             THE NOMINEES DESIGNATED BY ASTERISK
                                             (*) ARE "INTERESTED PERSONS" OF THE               SECURITIES
                                             CORPORATION (AS THAT TERM IS DEFINED             BENEFICIALLY
                          EXPIRATION OF     IN THE  INVESTMENT COMPANY ACT OF 1940,         OWNED, DIRECTLY OR
NAME, PERIOD(S) SERVED     PRESENT TERM         AS AMENDED) BECAUSE OF THEIR                INDIRECTLY, AS OF
AS DIRECTOR  AND (AGE)    AS A DIRECTOR             STATED ASSOCIATIONS.                     MARCH 8, 1996
- -----------------------   -------------  ----------------------------------------------    -----------------
   Robert L. Shafer            1997         VICE  PRESIDENT,  PFIZER, INC.,  NEW          1,243 Common Shares
     1991 to Date                           YORK, NY.  Mr. Shafer  is a Director
         (63)                               or Trustee of each of the  Seligman-
                                            Group   investment  companies+   and
                                            USLIFE Corporation.
       [photo]






+ The Seligman Group of investment companies consists of the Corporation, Seligman Capital Fund, Inc., Seligman Cash Management Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Frontier Fund, Inc., Seligman Growth Fund, Inc., Seligman Henderson Global Fund Series, Inc., Seligman High Income Fund Series, Seligman Income Fund, Inc., Seligman New Jersey Tax-Exempt Fund, Inc., Seligman Pennsylvania Tax-Exempt Fund Series, Seligman Portfolios, Inc., Seligman Quality Municipal Fund, Inc., Seligman Select Municipal Fund, Inc., Seligman Tax-Exempt Fund Series, Inc. and Seligman Tax-Exempt Series Trust.

     Unless otherwise indicated, Directors have sole voting and investment power with respect to shares shown. At March 8, 1996, all Directors and Officers of the Corporation as a group owned beneficially 310,916 shares or 0.35% of the Corporation's Common Stock.

Mrs. Michel disclaims beneficial ownership of 32,029 shares in three trusts over which she serves as co-trustee. Mr. Morris disclaims beneficial ownership of 19,165 shares in three trusts for his children. Mr. Zino disclaims beneficial ownership of 645 shares registered in his wife's name.

     The Board of Directors met six times during 1995. The standing committees of the Board include the Board Operations Committee, Audit Committee and
Director Nominating Committee. These Committees are comprised solely of Directors who are not "interested persons" of the Corporation as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The duties of these Committees are described below.

     BOARD OPERATIONS COMMITTEE. This Committee has authority generally to direct the operations of the Board, including the nomination of members of other Board Committees, and the selection of legal counsel for the Corporation. The Committee met four times in 1995. This Committee comprises all Directors who are not "interested persons" of the Corporation.

     AUDIT COMMITTEE. This Committee recommends the independent public accountants for selection as auditors by the Board and stockholder approval annually. In addition, it reviews, with the auditors and such other persons as it determines, (a) the scope of audit, (b) accounting and financial internal controls, (c) quality and adequacy of the accounting staff and (d) reports of the auditors. The Committee comments to the Board when warranted and at least annually. It is directly available to the auditors and officers of the Corporation for consultation on audit, accounting and related financial matters. The Committee met twice in 1995. Members of this Committee are Messrs. Whitson (Chairman), Galvin and McPherson and Ms. Michel.

     DIRECTOR NOMINATING COMMITTEE. This Committee recommends to the Board persons to be nominated for election as Directors by you and the other Stockholders and selects and proposes nominees for election by the Board between Annual Meetings. The Committee will consider suggestions from Stockholders submitted in writing to the Secretary of the Corporation. The Committee met twice in 1995. Members of this Committee are Messrs. Pitney (Chairman), Riordan and Shafer and Dr. Ilchman.

EXECUTIVE OFFICERS OF THE CORPORATION

     Information with respect to Executive Officers, other than Messrs. Morris and Zino, is as follows:

                                           POSITION WITH CORPORATION AND
       NAME                AGE       PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
- --------------------------------------------------------------------------------
Charles C. Smith, Jr.       39      VICE PRESIDENT AND PORTFOLIO  MANAGER OF THE
                                    CORPORATION  since  December 1994. Mr. Smith
                                    is also Vice President and Portfolio Manager
                                    of  Seligman  Common  Stock Fund,  Inc.  and
                                    Seligman  Income Fund,  Inc.; Vice President
                                    of Seligman  Portfolios,  Inc. and Portfolio
                                    Manager  of  its   Seligman   Common   Stock
                                    Portfolio and Seligman Income Portfolio; and
                                    a   Managing   Director   of   the   Manager
                                    (formerly,  Senior Vice President and Senior
                                    Investment Officer).

Lawrence P. Vogel           39      VICE PRESIDENT (FORMERLY,  TREASURER) OF THE
                                    CORPORATION since January 1992. Mr. Vogel is
                                    also Vice  President  of the other  Seligman
                                    Group  investment  companies;   Senior  Vice
                                    President,  Finance of the Manager, Seligman
                                    Financial  Services,  Inc. and Seligman Data
                                    Corp.  (formerly,   Treasurer);   Treasurer,
                                    Seligman  Henderson  Co.;  formerly,  Senior
                                    Vice   President,    Finance   of   Seligman
                                    Securities,  Inc. and Senior Vice President,
                                    J. & W.  Seligman  Trust  Company.

Frank J. Nasta              31      SECRETARY   OF   THE    CORPORATION    since
                                    March 1994.  Mr. Nasta is also  Secretary of
                                    the  Manager,   the  other   Seligman  Group
                                    investment  companies,  Seligman Data Corp.,
                                    Seligman Financial Services,  Inc., Seligman
                                    Services,  Inc. and Seligman  Henderson Co.;
                                    Senior Vice President, Law and Regulation of the Manager; formerly, Secretary of J. & W.
                                    Seligman Trust Company and attorney at the law firm of Seward & Kissel.

Thomas G. Rose              38      TREASURER   OF   THE    CORPORATION    since
                                    November 1992. Mr. Rose is also Treasurer of
                                    the   other   Seligman   Group    investment
                                    companies and Seligman Data Corp.; formerly, Treasurer, American Investors Advisors, Inc.

     All officers are elected annually by the Board and serve until their successors are elected and qualify or their earlier resignation. The address of each of the foregoing Officers is 100 Park Avenue, New York, New York 10017.

REMUNERATION OF DIRECTORS AND OFFICERS

     Directors of the Corporation who are not employees of the Manager or its affiliates each receive from the Corporation fees of $16,000 per year. In addition, such Directors are paid up to $400 for each day on which they attend Board and/or Committee meetings and are reimbursed for the expenses of attending meetings. Total Directors' fees paid by the Corporation for the year ended December 31, 1995 were as follows:

NUMBER OF DIRECTORS       CAPACITY IN WHICH REMUNERATION       AGGREGATE DIRECT
     IN GROUP                      WAS RECEIVED                  REMUNERATION
- ------------------       -----------------------------        ---------------
       11             Directors and Members of Committees       $168,400.00

     Director's attendance, retainer and/or committee fees paid to each Director during 1995 were as follows:



                                                  AGGREGATE      PENSION OR RETIREMENT        TOTAL COMPENSATION
                                                 COMPENSATION     BENEFITS ACCRUED AS        FROM CORPORATION AND
NAME                                              FROM FUND   PART OF CORPORATION EXPENSES       FUND COMPLEX**
- -------------------------                        ------------ ----------------------------   --------------------

John R. Galvin                                   $11,534.07               -0-                 $41,252.75
Alice S. Ilchman                                  19,200.00               -0-                  68,000.00
Frank A. McPherson                                11,534.07               -0-                  41,252.75
John E. Merow                                     18,400.00+              -0-                  66,000.00
Betsy S. Michel                                   18,000.00               -0-                  67,000.00
Douglas R. Nichols, Jr.*                           6,865.93               -0-                  24,747.75
James C. Pitney                                   19,200.00+              -0-                  68,000.00
James Q. Riordan                                  19,200.00               -0-                  70,000.00
Herman J. Schmidt*                                 6,865.93               -0-                  24,747.75
Robert L. Shafer                                  19,200.00               -0-                  70,000.00
James N. Whitson                                  18,400.00+              -0-                  68,000.00
                                             --------------
                                                $168,400.00
                                             ==============

- ---------------
  *  Messrs. Nichols and Schmidt retired on May 18, 1995.
 **  There are 16 other investment companies in the Seligman Group.
  + Mr. Merow has elected to defer receiving his fees from the Corporation. From 1991 to December 31, 1995, Mr. Merow has deferred $96,695.00, including interest earned. Mr. Pitney, who had deferred receiving his fees from the Corporation from 1983 up to 1993, has a balance of $238,571.00 in his deferred plan, including interest earned. Mr. Whitson has also elected to defer receiving his fees from the Corporation. From 1993 to December 31, 1995, Mr. Whitson has deferred $52,153.00, including interest earned.

     No compensation is paid by the Corporation to Directors or officers of the Corporation who are employees of, or consultants to, the Manager.

     The affirmative vote of a plurality of the votes cast at the meeting is required to approve the election of the proposed Directors.

             YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
              STOCKHOLDERS VOTE FOR THE ELECTION OF THE FOREGOING
               NOMINEES TO SERVE AS DIRECTORS OF THE CORPORATION.

                    B. RATIFICATION OF SELECTION OF AUDITORS
                    ----------------------------------------
                                  (Proposal 2)

     In accordance with the requirements of the 1940 Act, the Board of Directors is required to select independent public accountants as auditors of the Corporation for 1996, subject to ratification or rejection by Stockholders.

     The Audit Committee of the Board of Directors has recommended, and the Board of Directors, including a majority of those members who are not "interested persons" of the Corporation (as defined in the 1940 Act), has selected Deloitte & Touche LLP. The firm of Deloitte & Touche LLP has extensive experience in investment company accounting and auditing. It is expected that a representative of Deloitte & Touche LLP will be present at the Meeting and will have the opportunity to make a statement and respond to questions.

     The affirmative vote of a majority of the votes cast at the meeting is required to ratify the selection of auditors.

                 YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                           APPROVAL OF THIS PROPOSAL.

                                C. OTHER MATTERS
                                ----------------
Stockholder Proposal No. 1
        (Proposal 3)

     Mrs. Eleanor Lipson, 3040 Foxcroft Road, Ann Arbor, Michigan 48104 is the registered owner of 20,690 shares of the Corporation's Common Stock and has notified the Corporation that she intends to introduce the following proposal at the meeting:

     RESOLVED, that the shareholders recommend that the board of directors take the steps necessary to provide for cumulative voting in future board of directors elections. This means that each shareholder would be entitled to the number of votes equal to the number of shares held, multiplied by the number of directors to be elected. The effect would be that the shareholder could cast all of such votes for a single candidate, or for any two or more candidates.

     Mrs. Lipson has submitted the following statement in support of her proposal:

     Under Tri-Continental's present procedure for elections to the board, shares must be voted separately for each director vacancy to be filled. This does not allow a shareholder to CONCENTRATE VOTES for a preferred candidate or candidates.

     In past board elections only those nominated by the board nominating committee have stood for election as director. However, in future elections, candidates who are not supported by the board or management may run for director. Cumulative voting would enable shareholders to CONCENTRATE THEIR VOTES for non-management-approved candidates, which could allow NEW OR INDEPENDENT VIEWS TO BE REPRESENTED on the board.

     Many companies allow cumulative voting in elections for director. This can allow shareholders who do not constitute a majority of the shares to be represented on the board. I believe that such a REFORM at Tri-Continental would be A STEP TOWARD DEMOCRACY in the governance of our company, and might also place new directors on the board who could MAKE MANAGEMENT MORE ACCOUNTABLE to the shareholders.

     As a long-term shareholder, with a significant portion of my investments in Tri-Continental, I ask that you CONSIDER SUPPORTING THIS PROPOSAL.

               YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                   YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL
                        FOR THE REASONS SET FORTH BELOW.

     Your Board of Directors believes that the adoption of this proposal regarding cumulative voting would not be in the best interests of the Corporation or its stockholders.

     The present system of voting for directors provides the best assurance that the decisions of the directors will be in the interests of all stockholders, and that each director will be elected by a majority of the Stockholders and will not owe any allegiance toward a particular group of minority shareholders.

     Cumulative voting might make it possible for a special interest group to elect one or more directors whose loyalty might be directed more to the narrow interests of a particular group of Stockholders rather than to the interests of all Stockholders. It introduces the possibility of partisanship among your Corporation's Board of Directors and could impair the Board's ability to work effectively as a cohesive unit. The present voting system, long utilized by the

Corporation and by many leading corporations, prevents the "stacking" of votes behind a single nominee for director and thereby promotes the election of each director on the basis of representing the interests of the Corporation and the Stockholders as a whole.

     Furthermore, each of your directors is subject to a legal obligation, or fiduciary duty, under Maryland law to uphold the best interests of all stockholders, including minority stockholders. Instead of representing a step toward corporate democracy, as the proponent suggests, cumulative voting could contribute to an increased partisanship or politicization of the Corporation's board of directors.

     The proponent states that cumulative voting could result in the representation of independent views on your Board of Directors. Independent views are already well represented because the Board of Directors includes eight directors who are not "interested persons" of the Corporation (as that term is defined in the Investment Company Act of 1940). The implementation of cumulative voting would not necessarily result in the representation of additional independent views on the board. It might, however, reduce the board's continuity and ability to act efficiently. For these reasons, your Board of Directors recommends that you vote against this stockholder proposal.

     This proposal will not be adopted unless the votes cast in favor of such proposal exceed the votes cast against it. Abstentions and broker non-votes will not be counted as either for or against the proposal. If not otherwise specified, Proxies will be voted AGAINST approval of the proposal. The adoption of the proposal would not in itself result in any action, but would simply amount to a request for action by the Board. In order to implement the proposal, the Board would need to approve an amendment to the Corporation's charter providing for cumulative voting, and the amendment would then have to be submitted to stockholders for approval. Approval of a charter amendment to permit cumulative voting would require the affirmative vote of a majority of all outstanding shares of stock of the Corporation.

     Your Directors believe that your vote AGAINST this proposal will be in the best interests of the Corporation and all its Stockholders.

Stockholder Proposal No. 2
        (Proposal 4)

     Mr. Nathan Lipson, 3040 Foxcroft Road, Ann Arbor, Michigan 48104 is the registered owner of 26,269 shares of the Corporation's Common Stock and has notified the Corporation that he intends to introduce the following proposal at the meeting:

     RESOLVED, that the shareholders recommend that the board of directors take the steps necessary to provide that in future board of directors elections, except for officers and employees of J. & W. Seligman & Co. and Tri-Continental Corporation (the "inside directors" or "interested persons"), no person who is a member of a board of directors of a corporation managed by J. & W. Seligman & Co., shall qualify to serve on the board of directors of Tri-Continental Corporation.

     Mr. Lipson has submitted the following statement in support of his proposal:

     The directors of Tri-Continental Corporation serve on ALL boards of directors of the mutual funds managed by J. & W. Seligman & Co., i.e., ON A TOTAL OF 17 SELIGMAN BOARDS! Since the other Seligman-run funds have different policies and objectives than Tri-Continental Corporation, it is inappropriate for those on the other Seligman boards to serve on our board.

     The identical-board device concentrates control of all Seligman-managed funds in the hands of a single group of directors. This could have the effect of our board giving more weight to the views of the manager and other fund considerations than to the needs of the Tri-Continental shareholders. Changes are needed to make it possible for the average Tri-Continental shareholder to participate in the governance of our corporation and to avoid possible conflicts of interest on the board.

     Some of the outside directors, particularly those recently elected, do not have as great an investment or as long association with our corporation as that of the undersigned. Last year management opposed this proposal on the basis that it would "result in the loss of expertise, talent and experience," and reduce "the pool of well-qualified directors." I believe that the contrary is true. I believe that THERE ARE MANY QUALIFIED DIRECTOR CANDIDATES OUTSIDE OF THOSE WHO RUN THE SELIGMAN FUNDS, and, indeed, among the many Tri-Continental shareholders.

     Despite management's promises to improve the fund's performance, TRI-CONTINENTAL'S TOTAL RETURN CONTINUES TO LAG BEHIND THE STANDARDS & POOR'S 500 COMPOSITE STOCK INDEX, and below the performance of many open-end mutual funds. For example, the Vanguard Index 500 fund, which tracks the S&P 500, has for years outperformed Tri-Continental at a far lower annual expense ratio. Such factors might cause an independent board to direct management to improve its performance, or to consider CHANGING TRI-CONTINENTAL INTO AN INDEX FUND. The result could be a HIGHER MARKET PRICE FOR OUR SHARES.

     I believe that the fund's performance helps explain the PERSISTENT DISCOUNT FROM NET ASSET VALUE IN THE MARKET PRICE OF OUR SHARES, and the POOR RATING OF TRI-CONTINENTAL BY MUTUAL FUND RATING ANALYSTS. (Indeed, during much of 1995, THE DISCOUNT HAS GROWN WIDER.)

     In 1995 OVER 9 MILLION SHARES WERE VOTED FOR THIS PROPOSAL. While some 41 million shares were voted against the proposal, these were only about 46% of the outstanding shares. Since less than a majority of the shares were voted in opposition last year, I believe that THERE IS POTENTIAL FOR MAJORITY SUPPORT FOR THIS REFORM IN 1996.

     I believe that MANAGEMENT ACCOUNTABILITY might be better accomplished by a board that includes MORE DISINTERESTED AND DEDICATED OUTSIDE DIRECTORS. This would be a step toward democracy in the governance of our corporation. As a long-term shareholder with a significant part of my investments in Tri-Continental, I URGE YOUR SUPPORT FOR THIS PROPOSAL.

               YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                   YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL
                        FOR THE REASONS SET FORTH BELOW.

     Your Board of Directors is very concerned about imposing additional qualification requirements on potential Directors. Such limits would have the effect of reducing the pool of well-qualified candidates from which you choose your Directors. If the proposal is implemented, it would immediately result in nine of the Corporation's current Directors becoming disqualified to stand in future elections unless they resigned their directorships and trusteeships in the other investment companies managed by Seligman. Losing these valuable Directors, who have collectively served Tri-Continental in excess of 50 years, would result in the loss of a depth of expertise, talent and experience. Maintaining such expertise, talent, experience and continuity is a tremendous asset and is in the best interests of the Corporation.

     Stockholders have recently considered and rejected this proposal. It was submitted to stockholders at the 1995 annual meeting at the request of the same proponent, and 83% of the votes cast were cast against the proposal. Your Board of Directors believes that the reasons for rejecting the proposal in 1995 remain valid today.

     Many corporations, including Tri-Continental, have found it beneficial to have Directors who are also Directors of other companies. This is particularly true among groups of investment funds, many of which have long recognized that common boards provide numerous benefits, including cost savings and other efficiencies, to each fund in their group individually. Directors on common boards have the important benefit of a much broader knowledge of the investment company business, and the group's investment adviser, than a director on only one fund. In addition, similar issues often confront the boards of various investment companies in a complex of funds.

     The Corporation has learned that directors serving on the boards of other funds bring experience, insight and understanding to issues involving the Corporation, which is in the best interests of Stockholders. Your Directors believe that this unique experience and insight would be unavailable to the Corporation if this proposal were adopted. Moreover, the compensation of the Corporation's Directors is set having regard to the fact that they serve on the boards of other Seligman managed funds, and if they were not Directors of such other Seligman managed funds the Corporation would find it necessary to increase Director remuneration, increasing the expenses of the Corporation.

     There is no requirement that Directors of the Corporation serve as directors of other Seligman funds, and every Director is fully accountable to the Stockholders whether or not he serves on the Board of another company. Each year a portion of the Board must stand before the Stockholders for election. Under the present system, Stockholders have the ability to elect the Directors of their choice. Adoption of the artificial qualifications required under this proposal would severely limit that choice.

     The investment objective and policies of the Corporation are fully understood by your Directors. Their service as Directors of other investment funds does not affect their commitment to the Corporation meeting such objective. In fact, your Directors believe that the insight gained from serving as Directors for investment funds with differing investment objectives helps provide a perspective that would otherwise be unavailable.

     This proposal will not be adopted unless the votes cast in favor of such proposal exceed the votes cast against it. Abstentions and broker non-votes will not be counted as either for or against the proposal. If not otherwise specified, Proxies will be voted AGAINST approval of the proposal. The adoption of the proposal would not in itself result in any action, but would simply amount to a request for action by the Board.

     Your Directors believe that your vote AGAINST this proposal will be in the best interests of the Corporation and its Stockholders.

Stockholder Proposal No. 3
        (Proposal 5)

     Mr. Jack N. Bonne, Horseshoe Hill Road, Pound Ridge, New York 10576 is the registered owner of 849 shares of the Corporation's Common Stock and represents an additional family interest of 8,479 shares. He has notified the Corporation that he intends to introduce the following proposal at the meeting:

     RESOLVED, that the stockholders of Tri-Continental Corporation, Inc., assembled in annual meeting in person and by proxy, hereby request that the
Board  of  Directors  take  the  steps   necessary  to  amend  the  Articles  of

Incorporation, by-laws or comply with other legal requirements to convert the fund from closed-end status to an open-end mutual fund.

     Mr. Bonne has submitted the following statement in support of his proposal:

     Shareholders should vote in favor of this proposal to provide them with the opportunity TO ELIMINATE THE LARGE MARKET DISCOUNT, 19.1% AS OF OCTOBER 27, 1995, FROM THE ACTUAL UNDERLYING NET ASSET VALUE OF THEIR SHARES and maximize the real return on their investment. On October 27 the market price of the Tri-Continental common stock was $22.75 versus the actual net asset value of $28.11 per share.

     In 1995, Tri-Continental shares traded at an average discount from their net asset value in excess of 16.5%. CONVERSION OF THE FUND SHARES FROM CLOSED-END TO OPEN-END WOULD ELIMINATE THIS DISCOUNT.

     For the twelve months ending October 27, 1995, the market price of Tri-Continental shares increased by only 14.5% as compared to a 26.9% increase in the Standard & Poor's 500 Index. As a result, shareholders lost the opportunity to increase the value of their investment by 11.7% if they had invested their investment in Tri-Continental in a S&P 500 Index Fund.

     Strong support along the lines we suggest was shown at the last annual meeting when, despite strong opposition from management, over 12% of the shareholder votes were cast in favor of this proposal last year.

     Last year your directors stated they are concerned over the discount yet they failed to indicate what steps they have taken to reduce or eliminate the discount. On the other hand, management of other closed-end mutual funds have taken decisive action to eliminate their discount by open-ending their funds including Paine Webbers Mitchell Hutchin's Global Income Fund, Alliance MMF, Jundt Growth Fund. Recently, Prudential Securities announced they are open-ending their Global Total Return Fund and Global Government Funds.

     Individual investors today prefer to invest in open-ended mutual funds, hence Tri-Continental is at a significant competitive disadvantage in the mutual fund marketplace.

     Conversion of Tri-Continental to an open-end mutual fund would permit shareholders to monitor the actual investment performance of their fund versus being currently required to measure both market performance and portfolio performance which makes it difficult for shareholders to compare performance of their fund to others.

     If you agree that to best enhance the value of your shares that your Directors take the steps necessary to convert Tri-Continental Corporation fund from a closed-end mutual fund to an open-end mutual fund, then please mark your proxy FOR; PLEASE NOTE YOUR VOTE IS IMPORTANT AS MANAGEMENT HAS INDICATED PROXIES NOT MARKED WILL BE VOTED AGAINST THIS RESOLUTION.

               YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                   YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL
                        FOR THE REASONS SET FORTH BELOW.

     Tri-Continental was organized in 1929 and has operated successfully as a closed-end investment company for more than sixty-five years. The stockholders of the Corporation have overwhelmingly rejected similar proposals on five prior occasions, most recently in 1995. Your Directors continue to believe that the proposal to convert the Corporation into an open-end (mutual) fund is not in the best interests of stockholders. The stockholders of other closed-end investment companies have considered and, in many cases, rejected, similar proposals to convert to open-end status. The effect of such a change might be to provide some stockholders with a quick, one-time profit, but it would be at the expense of other stockholders who have invested for the longer term.

     A principal reason offered in support of proposals to convert closed-end funds to open-end status is the elimination of the discount from net asset value at which the stocks of most closed-end investment companies (including Tri-Continental) have traded in the market in recent years. While the discount would be eliminated by conversion, this one-time gain could seriously jeopardize the continuing viability of your Corporation. Moreover, long-term stockholders would find that their money was invested in an entity with many characteristics different from--and possibly less attractive than--the one in which they had purchased shares.

     Closed-end investment companies have a fixed amount of capital. As a result, portfolio managers are not burdened by non-investment considerations such as continuous sales or redemptions of shares, and virtually all of a closed-end fund's net assets may be invested in securities. In contrast, open-end funds must seek to maintain cash reserves to provide for stockholder redemptions in amounts that cannot be anticipated and often occur at inopportune times. Purchases and redemptions of mutual fund shares can be affected by investor psychology and sentiment as well as market and economic factors and can be extremely volatile and unpredictable.

     It has been the experience of other closed-end funds that conversion to open-end status results in significant redemptions in the short term. Prudential Strategic Income Fund and Prudential Global Income Fund, Inc. experienced such large redemptions after converting to open-end status that the funds agreed to merge in 1992. Prudential Strategic Income Fund lost approximately 52% of its assets to redemptions within 18 months of conversion to open-end status and Prudential Global Income Fund, Inc. experienced redemptions equivalent to approximately 37% of its assets in the first six months after conversion to open-end status. More recently, during the first two months following the mergers into open-end funds of ACM Managed Multi-Market Trust (now Alliance
Multi-Market Strategy Trust) and the Global Privatization Fund, redemptions amounted to 25%-35% of the net assets of each of these funds.

     The possibility of redemptions could adversely affect the performance of your Corporation in several ways if it were to convert to an open-end fund:

         o Redemptions might force the sale of portfolio securities in amounts and at times that result in lower proceeds of sales and therefore could be least advantageous for non-redeeming stockholders.

         o   Redemptions  could force your  Corporation to realize capital gains
             that  would  not  otherwise  be  realized,   with  unfavorable  tax
             consequences to many continuing stockholders.

          o  Greater   liquidity  would  have  to  be  maintained   against  the
             possibility of continuing redemptions.

         o Liquidity concerns would constrain the portion of your Corporation's assets that could be invested in less liquid securities including private placements by smaller companies with excellent prospects but with limited marketability.

          o Your Corporation would be forced to make arrangements to sell new shares to offset redemptions.

         o Because a portion of the Corporation's operating expenses remain relatively constant as a fund's assets expand or contract, the Corporation's expense ratio (the ratio of operating expenses to average net assets) would increase as redemptions took place.

         o Your Corporation could find it necessary to adopt a "Rule 12b-1 plan", pursuant to which a fee would effectively be charged to outstanding shares, in order to discourage redemptions and encourage sales. Implementation of such a plan would materially increase the Corporation's expense ratio.

         o An increase in the Corporation's expense ratio would have a direct adverse effect on the Corporation's dividend yield and total return.

     Your Directors remain concerned by the current discount and the Corporation has regularly investigated the possible reasons for the discount. The discounts for all closed-end funds have tended to fluctuate over a wide range. The shares of the Corporation have from time to time traded in excess of net asset value and at other times the shares have traded at a discount from net asset value that is not significant (for example, in late August 1992 the Corporation's shares traded at a discount of less than 1.0%).

     While discounts persist, however, investors are able to purchase additional shares in the market and put more than a dollar of net assets to work for them for every dollar invested. In fact, 81% of the registered holders of the Corporation's common stock are currently taking advantage of this situation either by participating in a plan that allows stockholders to invest the Corporation's dividends, year-end gain distributions, or both, in additional shares, or by purchasing additional shares through one of the plans offered by the Corporation. This opportunity to invest at a discount would be lost after open-ending because shares acquired by reinvestment would have to be purchased at net asset value.

     The stockholders have overwhelmingly voted against proposals to open-end the Corporation at five prior annual meetings. Last year, a proposal identical to the current proposal, submitted by the same proponent, was rejected by 87% of the votes cast. More than 95% of the votes cast at the meetings in 1966, 1967 and 1977, and more than 90% of the votes cast in 1978, were cast against proposals to convert to open-end status. The factors considered by the stockholders of the Corporation in 1966, 1967, 1977, 1978 and 1995 remain valid today.

     Stockholders  of several other  closed-end  investment  companies also have considered and rejected similar proposals. In 1995, for example, the stockholders of General American Investors Company, United Kingdom Fund, Putnam Intermediate Government Fund and MFS Charter Income Trust voted against such proposals.

     Unlike most closed-end equity funds, the Corporation has outstanding both preferred stock and warrants to purchase common stock. If the Corporation were to convert to open-end status, the preferred stock and warrants would have to be redeemed, resulting in an outflow of capital to pay for the redemptions. It is not even legally clear whether it would be possible to redeem the outstanding warrants or make other appropriate provisions to protect the warrantholders. The Corporation's charter does not provide for redemption of the warrants under any circumstances.

     Even assuming these issues could be resolved, the costs of the process of conversion to an open-end fund, including the legal, accounting and printing costs, would be significant. These costs would be borne by the common stockholders. It is also likely that the change would result in a sharp increase in the Corporation's operating costs and operating costs per share because continuous sales and redemptions would probably result in increased shareholder servicing costs. The Corporation has historically had an unusually low expense ratio, and this benefit to stockholders would be jeopardized by open-ending. A number of funds that have converted to open-end status experienced significantly higher expense ratios since their conversion, even when such funds' assets increased after conversion to open-end status. For example, since open-ending in 1992 the assets of Piper Global Funds Inc. have increased five times while its expense ratio has risen from 177 basis points to more than 200 basis points on average.

     Open-ending would also cause the Corporation automatically to lose its listing on the New York Stock Exchange ("NYSE"). Your Directors believe that Corporation's NYSE listing is important. A public market for the Corporation's shares means that a stockholder may sell his or her shares without reducing the total assets of the Corporation. Without a listing, stockholders would instead redeem their shares, and the assets of the Corporation would be reduced.
Moreover, certain investors, such as some pension funds, have internal restrictions on the amount of their portfolio that may be invested in unlisted securities. Such stockholders might be forced to redeem their shares if the Corporation converted to an open-end fund.

     In summary, your Directors believe that there is an important continuing service to be provided to the investing public by Tri-Continental Corporation as a large and broadly diversified closed-end investment fund. Your vote against the proposal to convert the fund from closed-end status to open-end mutual fund status will help to assure its continuity as a closed-end fund in the long-term interest of all its stockholders.

     This proposal will not be adopted unless the votes cast in favor of such proposal exceed the votes cast against it. Abstentions and broker non-votes will not be counted as either for or against the proposal. If not otherwise specified, Proxies will be voted AGAINST approval of the proposal. The adoption of the proposal would not in itself result in any action, but would simply amount to a request for action by the Board.

                                 ---------------



     The Management knows of no other matters which are to be brought before the Meeting. However, if any other matters come before the Meeting, it is intended that the persons named in the enclosed form of Proxy, or their substitutes, will vote the Proxy in accordance with their judgment on such matters.

     Notice is hereby given that any Stockholder proposal that may properly be included in the proxy solicitation material for the next Annual Meeting, now scheduled for May 1997, must be received by the Corporation no later than December 12, 1996.

                                   D. EXPENSES

                                   -----------

     The Corporation will bear the cost of soliciting Proxies. In addition to the use of the mails, Proxies may be solicited personally or by telephone or telegraph by Directors, officers and employees of the Corporation, the Manager, Seligman Financial Services, Inc., Seligman Services, Inc. and Seligman Data Corp., and the Corporation may reimburse persons holding shares in their names or names of their nominees for their expenses in sending solicitation material to their principals. The Corporation has engaged Morrow & Co., Inc., 909 Third Avenue, New York, N.Y. 10022-4799 to assist in soliciting for a fee of $4,000 plus expenses.

                              By order of the Board of Directors,
                                               /s/Frank J. Nasta
                                                       Secretary

                                   -----------

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. ALL STOCKHOLDERS, INCLUDING THOSE WHO EXPECT TO ATTEND THE MEETING, ARE URGED TO DATE, FILL IN, SIGN AND MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PROXY IS NOT REQUIRED FOR ADMISSION TO THE MEETING.

                  TRI-C0NTINENTAL
                      CORPORATION



         NOTICE OF ANNUAL MEETING
                  OF STOCKHOLDERS
                  AND
                  PROXY STATEMENT

=================================
  TIME:   MAY 16, 1996

          10:00 A.M.
=================================

   PLACE: SHERATON PALACE HOTEL
          2 NEW MONTGOMERY STREET
          SAN FRANCISCO, CALIFORNIA 94105

PLEASE DATE, FILL IN AND SIGN THE ENCLOSED
FORM OF PROXY AND MAIL IT IN THE  ENCLOSED
RETURN  ENVELOPE WHICH REQUIRES NO POSTAGE
IF MAILED IN THE UNITED STATES.


        TRI-C0NTINENTAL CORPORATION

                MANAGED BY

                  [LOGO]

          J. & W. SELIGMAN & CO.

               INCORPORATED

     INVESTMENT MANAGERS AND ADVISORS

             ESTABLISHED 1864

    100 PARK AVENUE, NEW YORK, NY 10017